Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

of

MILLIPORE CORPORATION

Section 1. ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the corporation and of its board of directors and shareholders, or of any class of shareholders if the corporation has more than one class of shares, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2. SHAREHOLDERS

2.1. Annual Meeting. The annual meeting of shareholders shall be held at such date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the president or by the board of directors.

2.2. Special Meetings. A special meeting of the shareholders may be called at any time by the president or by the board of directors. A special meeting of the shareholders shall also be called by the secretary, an assistant secretary or an officer designated by the board of directors upon written demand, in accordance with applicable law, of the holders of 40% or more of all the votes entitled to be cast on any issue to be considered at the proposed special meeting, subject to any applicable requirements of Sections 2.10 and 2.11 of these By-Laws. In the case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than 60 days nor more than 90 days after the date on which the secretary has received sufficient demand to require that such meeting be called and written notice thereof shall be given in accordance with the requirements of Section 2.4 of these By-Laws within 30 days of receipt of such demands. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation in Massachusetts or at such other place within the United States as shall be fixed by the president or the board of directors.

2.4. Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given no fewer than seven nor more than sixty days before the meeting to each shareholder entitled to vote at such meeting and to each shareholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to notice, by deposit in the United States mail, postage prepaid, and addressed to such shareholder at the shareholder’s address as it appears in the records of the corporation, or by electronic transmission directed to such shareholder in such manner as the shareholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the board of directors. Whenever notice of a meeting is required to be given to a shareholder under applicable law, the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder and filed with the records of the meeting, shall be deemed equivalent to such notice. In addition, any shareholder who attends the meeting (a) without objecting, at the beginning of the meeting or promptly upon the shareholder’s arrival, to holding the meeting or transacting business at the meeting waives objection to lack of notice or defective notice of the meeting, and (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purpose or purposes described in the meeting notice.

2.5. Quorum of Shareholders. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, at any meeting of shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum with respect to that voting group for action on that matter. Stock owned directly or indirectly by the corporation, other than in a fiduciary capacity, shall not be deemed votes entitled to be cast on a matter. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.6. Action by Vote. With respect to each voting group, when a quorum is present at any meeting with respect to a matter, a plurality of the votes properly cast for election of a director shall effect such election and, upon any matter other than an election of a director, votes properly cast in the voting group favoring the matter exceeding the votes properly cast in the voting group opposing the matter shall constitute favorable action on the matter, except when a larger vote is required by law, by the Articles of Organization, by these By-Laws or when the board of directors requires a larger aggregate number of affirmative votes upon such matter.

2.7. Voting. Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Absent special circumstances, the corporation, except in a fiduciary capacity, shall not, directly or indirectly, vote any share of its own stock.

2.8. Action by Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.

2.9. Proxies. Shareholders entitled to vote may vote either in person or by proxy. Unless otherwise provided in the appointment form or by applicable law, an appointment is valid for a period of eleven months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent authorized to tabulate votes. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders of the proxies to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

2.10. Shareholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting. Nominations of persons for election as directors may be made by or at the direction of the board of directors (including through a committee delegated such function), or by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the chairman of the board, if any, the president or the secretary. To be timely with respect to nominations for election at an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation the earlier of: (a) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that this subsection (a) shall not apply if (i) there was no annual meeting in the prior year or (ii) the date of the current year’s annual meeting is more than 30 days from the anniversary date of the prior year’s annual meeting; or (b) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the same date as the last annual meeting or within 7 days of that date), if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made. To be timely with respect to nomination for election at a special meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto; and (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by such shareholder.

The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Consistent with the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11. Advance Notice of Shareholder-Proposed Business at Annual or Special Meetings. At an annual meeting or any special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting or any special meeting, business must be (a) specified in the notice with respect to such meeting contemplated by Section 2.4 of these By-Laws (or any supplement thereto) or (b) otherwise properly brought before the meeting by or at the direction of the board of directors. In addition to any other applicable requirements, for business to be brought properly before an annual meeting or any special meeting by a shareholder, the shareholder must comply with the requirements of Rule 14a-8 under the Exchange Act, or any successor rule thereto, and, pursuant to such rule, have had such business included in the notice with respect to such meeting.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting or any special meeting except in accordance with the procedures set forth in this section, provided, however, that nothing in this section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting or any special meeting in accordance with said procedure.

The chairman of an annual meeting or any special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this section, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. BOARD OF DIRECTORS

3.1. Number. The corporation shall have not less than three directors, the number of directors to be fixed from time to time by vote of a majority of the directors then in office. The directors shall be divided into three classes, as nearly equal in number as possible, designed “Class I,” “Class II,” and “Class III,” each class to serve until the 1991, 1992 and 1993 annual meeting of stockholders, respectively, and until their successors are elected and qualified. Commencing with the 1991 annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to serve a three-year term. Except as otherwise provided by law, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. No director need be a shareholder.

3.2. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, at each annual meeting of shareholders commencing with the 1991 annual meeting successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of shareholders following their election. Each director shall hold office for the term for which he or she was elected and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

3.3. Powers. Except as reserved to the shareholders by law, by the Articles of Organization or by these By-Laws, the business of the corporation shall be managed by the board of directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the board of directors may, directly or through authority properly delegated to a committee of the board of directors, at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4. Committees. The board of directors may, by vote of a majority of the directors then in office, create committees of the board of directors and delegate to any such committee or committees some or all of the powers of the board of directors except those which by law, by the Articles of Organization or by these By-Laws they are prohibited from delegating. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as possible as is provided by these By-Laws for the conduct of business by the board of directors.

3.5. Regular Meetings. Regular meetings of the board of directors may be held without notice at such places and at such times as the board of directors may from time to time determine; notwithstanding the foregoing, all directors shall be advised from time to time of the regular meeting schedule. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the shareholders at which directors are elected by shareholders.

3.6. Special Meetings. Special meetings of the board of directors may be held at any time and at any place designated in the notice of the meeting, when called by the chairman of the board, if any, the president or by two or more directors.

3.7. Notice. No notice need be given for a regular or annual meeting of the board of directors. Two days notice shall be given for a special meeting of the board of directors unless waived. Notice of a meeting need not be given to any director if a waiver of notice, signed by such director before or after the meeting, or delivered by means of electronic transmission, is filed with the minutes of the meeting, or to any director who attends the meeting without objection, at the beginning of the meeting or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting or who thereafter votes for or assents to action taken at the meeting. Neither notice of a meeting nor a waiver of notice need specify the purposes of the meeting.

3.8. Quorum. At any meeting of the board of directors a majority of the directors then in office shall constitute a quorum, but a smaller number may (a) make a determination pursuant to Section 8.53 or Section 8.55 of chapter 156D of the Massachusetts General Laws that indemnification or advance of expenses is permissible in a specific proceeding, and (b) fill a vacancy on the board of directors by affirmative vote of a majority of all the directors remaining in office pursuant to Section 8.10 of chapter 156D of the Massachusetts General Laws. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9. Action by Vote. When a quorum is present at any meeting, the affirmative vote of a majority of the directors present is the act of the board of directors, except when the vote of a greater number of directors is required by law, by the Articles of Organization or by these By-Laws.

3.10. Action by Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing or by means of electronic transmission and the consents are filed with the minutes of the meetings of the board of directors. Such consents shall be treated for all purposes as votes taken at a meeting.

3.11. Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 4. OFFICERS AND AGENTS

4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, including without limitation a chairman of the board, one or more grades of vice presidents, assistant treasurers and assistant secretaries as the board of directors from time to time may in their discretion appoint. In addition, the corporation shall have such officers as may be appointed by management in accordance with these By-Laws. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion appoint. Any officer may be, but none need be, a director or shareholder. Any two or more offices may be held by the same person.

4.2. Powers. Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers, as well as such duties and powers as are commonly incident to his or her office.

4.3. Appointment. The chairman of the board, if any, the president, the treasurer and the secretary shall be appointed annually by the board of directors at its first meeting following the annual meeting of the shareholders. Other officers, if any, may be appointed by the board of directors at such meeting or at any other time.

4.4. Tenure. Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the chairman of the board, if any, the president, the treasurer and the secretary shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders and until their respective successors are appointed, and each other officer shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of such officer’s appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

4.5. Chief Executive Officer. Except where the board of directors has appointed a chief executive officer, the chief executive officer of the corporation shall be the president or such other officer as is designated by the board of directors and shall, subject to the control of the board of directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if the corporation does not have a chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.6. Chairman of the Board. The chairman of the board, if any, shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.7. President and Vice Presidents. The president shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the board of directors.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to appoint such officer and to prescribe such duties and powers. Unless the board of directors otherwise determines, one vice president shall be designated as the chief financial officer of the corporation and, as such, shall be the chief financial and accounting officer of the corporation and shall have the duties and powers commonly incident thereto.

4.8. Treasurer and Assistant Treasurers. Except as the board of directors shall otherwise determine, the treasurer shall have general responsibility for the corporate treasury function and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to appoint such officer and to prescribe such duties and powers.

4.9. Secretary and Assistant Secretary. The secretary shall record all proceedings of the shareholders and board of directors in a book or series of books to be kept therefor, which books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the secretary from any meeting of shareholders, an assistant secretary, or in the absence of an assistant secretary, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Any assistant secretary shall have such other duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to appoint such officer and to prescribe such duties and powers.

Section 5. RESIGNATIONS AND REMOVALS

A director may resign at any time by delivering a resignation in writing to the board of directors, the chairman of the board or the corporation. An officer may resign at any time by delivering a resignation in writing to the corporation. Each such resignation shall be effective upon receipt unless specified to be effective at some later time. A director (including persons elected by the board of directors to fill vacancies in the board) may be removed from office (a) with cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such director or (b) with or without cause by the vote of a majority of the directors then in office. The board of directors may remove any officer appointed by them with or without cause by the vote of a majority of the directors then in office. A director may be removed only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. No director or officer resigning, and (except where a right to receive compensation shall be expressly provided for in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless in the case of a resignation, the board of directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6. VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board of directors, may be filled by vote of a majority of the directors then in office. If the office of any member of a committee of the board becomes vacant, the board of directors may, by vote of a majority of the directors then in office, elect a successor. The board of directors shall appoint a successor if the office of the president, treasurer or secretary becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and, in the case of the president, treasurer and secretary, until such officer’s successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. The board of directors may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7. CAPITAL STOCK

7.1. Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2. Fractional Shares. The corporation shall not issue fractional shares of stock but may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip equal, in the aggregate, to a full share, the terms and conditions and manner of issue of such scrip to be fixed by the board of directors.

7.3. Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

7.4. Loss of Certificates. In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the board of directors may prescribe.

Section 8. TRANSFER OF SHARES OF STOCK

8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

Each shareholder shall have the duty to notify the corporation of such shareholder’s address.

8.2. Record Date and Closing Transfer Books. The board of directors may fix in advance a time, which, in the case of any meeting of shareholders, shall be not more than seventy days before the date of such meeting, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed:

(1) The record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date immediately preceding the day on which notice is given.

(2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS

This corporation shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify and upon request advance expenses to any person (including such person’s heirs, executors and administrators) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or shareholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Section 10. CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 11. EXECUTION OF PAPERS

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the chief executive officer, president, a vice president, the treasurer, or their designees.

Section 12. MASSACHUSETTS CONTROL SHARE ACQUISITIONS ACT

Until otherwise provided by amendment to the Articles of Organization, by amendment of these By-Laws or by other appropriate corporate action, the provisions of Chapter 110D of the Massachusetts General Laws (the so-called “Control Share Acquisitions Act”) shall not be applicable to acquisitions of shares of stock of the corporation.

Section 13. FISCAL YEAR

Except as from time to time otherwise determined by the board of directors, the fiscal year of the corporation shall end on December 31 of each calendar year.

Section 14. AMENDMENTS

Subject to any applicable requirements and restrictions of law, these By-Laws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the shareholders. These By-Laws may also be altered, amended or repealed by the board of directors, by vote of a majority of the directors then in office, except that the board of directors may not amend, alter or repeal any provision hereof which by law, the Articles of Organization or these By-Laws requires the action of the shareholders. No provision of this Section 14 may be amended by the board of directors.

In the event of any alteration, amendment or repeal by the board of directors of the provisions of these By-Laws, notice thereof, stating the substance of such change, shall be given to all shareholders of the corporation entitled to vote on amending the By-Laws, not later than the time of giving notice of the meeting of shareholders next following such alteration, amendment or repeal.

Any By-Law so altered, amended or repealed by the board of directors may be further altered, amended, repealed or reinstated by the shareholders in the above manner.